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                       SECURITIES AND EXCHANGE COMMISSION\
                             Washington, D.C. 20549

                          -----------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  July 28, 2000
                                  -------------




                           ACCLAIM ENTERTAINMENT, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

                       0-16986                 38-2698904
                       ----------------------------------
        (Commission File Number)     (IRS Employer Identification Number)

                One Acclaim Plaza, Glen Cove, New York 11542-2708
                -------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)




        Registrant's telephone number, including area code (516) 656-5000
                                                           --------------



                                Page 1 of 4 pages

                         Exhibit Index located on page 3


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ITEM 5. OTHER EVENTS

On June 1, 2000, Acclaim Entertainment, Inc. (the "Company') announced that it was notified by NASDAQ that NASDAQ had denied the Company's request for an extension and for continued listing on The Nasdaq National Market and had determined to delist the Company's securities from The Nasdaq National Market pending the Company's appeal to the Nasdaq Qualifications Panel of such decision. On July 28, 2000, the Company was notified by NASDAQ that the Panel has determined to transfer the listing of the Company's securities to The Nasdaq SmallCap Market effective with the open of business Tuesday, August 1, 2000. To maintain this listing, the Company must submit by August 11, 2000 an application demonstrating that it meets The Nasdaq SmallCap Market listing criteria, and the Company's common stock must continue to trade at or above $1 per share during the course of Nasdaq's review of such application (subject to a 90-day grace period to achieve such trading price). Thereafter, the Company must continue to meet all of the listing requirements to maintain listed on The Nasdaq SmallCap Market. Although the Company meets the current listing criteria for The Nasdaq SmallCap Market, the Company cannot guarantee its stockholders that it will be able to continue to meet the maintenance requirements thereof. The press release issued on July 31, 2000 by the Company is attached hereto.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibits:

99.1   Acclaim Entertainment, Inc. Press Release, dated July 31, 2000.






                                   SIGNATURES

            Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ACCLAIM ENTERTAINMENT, INC.





                                       By: /s/ William G. Sorenson
                                          -----------------------------------
                                       Name:  William G. Sorenson
                                       Title: Chief Financial Officer

Date: July 31, 2000


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                                  EXHIBIT INDEX

Document                                                              Page No.

99.1  Acclaim Entertainment, Inc. Press Release,
      dated July 31, 2000.                                              4